                                                                  Exhibit 32.1

                 CERTIFICATE OF THE PRINCIPAL EXECUTIVE OFFICER
                      OF DIOMED HOLDINGS, INC. (REGISTRANT)
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, James A. Wylie, Jr., Chief Executive Officer of the Registrant, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) that:

(1) The Quarterly Report on Form 10-QSB for the period ended June 30, 2003, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


Date:  August 14, 2003                           /s/ JAMES A. WYLIE, JR.
                                                 ---------------------------
                                                 James A. Wylie, Jr.
                                                 Chief Executive Officer
                                                 (Principal Executive Officer)